EXHIBIT 4.2

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

DB US DOLLAR INDEX MASTER TRUST

Dated as of                      , 2006

By and Among

DB COMMODITY SERVICES LLC

WILMINGTON TRUST COMPANY

and

POWERSHARES DB US DOLLAR INDEX TRUST

i

ii

iii

DB US DOLLAR INDEX MASTER TRUST

AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of DB US DOLLAR INDEX MASTER TRUST is made and entered into as of the                   day of                  , 2006, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee, and POWERSHARES DB US DOLLAR INDEX TRUST, a Delaware statutory trust.

*         *         *

RECITALS

WHEREAS, the Master Trust was formed on August 3, 2006 pursuant to the execution and filing by the Trustee of the Certificate of Trust on August 3, 2006 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of August 3, 2006 (the “Original Agreement”);

WHEREAS, currently, there are and have not been any Limited Owners;

WHEREAS, the Trustee and the Managing Owner desire to amend the Original Agreement to make the amendments effectuated hereby.

NOW, THEREFORE, pursuant to Section 8 of the Original Agreement, the Trustee and the Managing Owner hereby amend and restate the Original Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE MASTER TRUST

SECTION 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Administrator” means any person from time-to-time performing administrative services for the Master Trust or a Master Fund pursuant to authority delegated by the Managing Owner.

“Adjusted Capital Account” means, for each Master Fund, as of the last day of a taxable period, a Shareholder’s Capital Account as maintained pursuant to Section 6.1, (a) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Shareholder in subsequent years under sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

“Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for federal income tax purposes as of such date. For each Master Fund, a Shareholder’s portion of such Master Fund’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Shareholder pursuant to 6.1.

“Capital Contributions” means the amounts of cash contributed to the Master Trust or any Master Fund, as applicable, by a Shareholder in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Master Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Broker” means any person who engages in the business of effecting transactions in Currency Contracts for the account of others or for his or her own account.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Trustee, the Managing Owner and their respective Affiliates.

“Creation Basket” means the minimum number of Limited Shares of a Master Fund that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time-to-time for each Master Fund.

“Creation Basket Capital Contribution” of a Master Fund means a Capital Contribution made by its Limited Owner in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket of a Master Fund as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Currencies is traded, whichever is later, on the Purchase Order Subscription Date.

“Currencies” means positions in Currency Contracts, forward contracts, other foreign exchange positions, as well as cash resulting from any of the foregoing positions.

“Currency Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

“Exchange” means the American Stock Exchange or, if the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, any Limited Owner shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which such common units of such Limited Owner are principally traded, as determined by the Managing Owner.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Trust is required by law to have a Fiscal Year other than a calendar year, such other applicable quarterly period.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Fund” means a series of PowerShares DB US Dollar Index Trust, a Delaware statutory trust, and a Limited Owner.

“Index” or “Indexes” means the Index or Indexes that each Master Fund is designed to track as more fully described in Exhibit B hereto, as it may be amended from time to time.

“Index Currencies” means the underlying Currencies that comprise an Index or Indexes from time to time.

“Limited Owner” means, as applicable, any Fund of PowerShares DB US Dollar Index Trust, a Delaware statutory trust.

“Limited Shares” means Shares of a Master Fund that are owned by a Limited Owner.

“Losses” means, in respect of each Fiscal Year of a Master Fund, losses of such Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Managing Owner” means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Management Fee” means the management fee set forth in Section 4.9.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Master Fund” means a series of the Master Trust.

“Master Trust” means DB US Dollar Index Master Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Net Asset Value of a Master Fund” means the total assets of the Trust Estate of a Master Fund including, but not limited to, all cash and cash equivalents or other securities less total liabilities of such Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Master Fund shall include any unrealized profit or loss on open Currencies positions and any other credit or debit accruing to such Master Fund but unpaid or not received by the Master Fund.

(b) All open currency futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular currency futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Master Fund is being determined; provided, that if a currency futures contract or option traded on a United

States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open currency futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular currency futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Master Fund is being determined; provided, that if a currency futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Master Fund is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Master Fund’s commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of a Master Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Share of a Master Fund” means the Net Asset Value of a Master Fund divided by the number of Shares of such Master Fund outstanding on the date of calculation.

“Net Asset Value Per Basket of a Master Fund” means the product obtained by multiplying the Net Asset Value Per Share of a Master Fund by the number of Limited Shares comprising a Basket of such Master Fund at such time.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means 1:00 p.m., New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iv).

“Percentage Interest” shall be a fraction, the numerator of which is the number of a Master Fund Shareholder’s Shares and the denominator of which is the total number of Shares of such Master Fund outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

“Profits” means, for each Fiscal Year of a Master Fund, profits of such Master Fund as determined for U.S. federal income tax purposes and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means the final prospectus and disclosure document of the Trust and the Master Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.4(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.4(a)(i).

“Pyramiding” means the use of unrealized profits on existing Currencies to provide margin for additional Currencies positions of the same or related Currency.

“Redemption Basket” means the minimum number of Limited Shares of a Master Fund that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares of a Master Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Shareholders” generally means the Managing Owner and all Limited Owners, as holders of Shares of a Master Fund, where no distinction between them is required by the context in which the term is used. However, if the Master Trust or a Master Fund is notified in a manner satisfactory to the Managing Owner as to the identity of a beneficial owner of applicable Shares of a Master Fund, such beneficial owner will be treated as a Shareholder owning a direct interest in the Master Fund for purposes of Article VI of this Agreement.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, a Master Fund. The Managing Owner’s Capital Contributions shall be represented by “General” Shares and a

Limited Owner’s Capital Contributions shall be represented by “Limited” Shares of each Master Fund. Shares need not be represented by certificates.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Trust” means PowerShares DB US Dollar Index Trust, a Delaware statutory trust with separate series.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Master Trust.

“Trust Estate” means, with respect to a Master Fund, any cash, currency futures, forward and option contracts, all funds on deposit in the Master Fund’s accounts, and any other property held by the Master Fund, and all proceeds therefrom, including any rights of the Master Fund pursuant to any other agreements to which the Master Fund is a party.

“Unrealized Gain” attributable to a Master Fund property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to a Master Fund property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2 Name.

(a) The name of the Master Trust is “DB US Dollar Index Master Trust” in which name the Trustee and the Managing Owner may engage in the business of the Master Trust, make and execute contracts and other instruments in the name and on behalf of the Master Trust and sue and be sued in the name and on behalf of the Master Trust.

SECTION 1.3 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Master Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Master Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Master Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Master Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the

Trustee and the Limited Owners. Initially, the principal office of the Master Trust shall be at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005.

SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Master Trust has received the sum of $1,000 for each Master Fund in a bank account in the name of each Master Fund controlled by the Managing Owner from the Managing Owner as grantor of the Master Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Master Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Master Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Master Fund is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association except to the extent such Shareholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto to create a partnership among the Shareholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Master Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Master Trust under the Delaware Trust Statute.

SECTION 1.5 Purposes and Powers. The purpose of the Master Trust and each Master Fund shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of the Index Currencies, including but not limited to, exchange-traded futures on the Index Currencies with a view to tracking the performance of the applicable Indexes over time; (b) to enter into forward contracts referencing the applicable Indexes or one or more of the Index Currencies with a view to tracking the performance of the applicable Indexes over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Master Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Master Trust under this Trust Agreement.

SECTION 1.6 Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Shares of each Master Fund will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Master Fund for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Master Fund as a partnership in which each of the Shareholders thereof is a partner, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares of each Master Fund as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Master Fund initially shall be the Managing Owner. The Tax Matters Partner, at the expense of each Master Fund, shall prepare or cause to be prepared and filed each Master Fund’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by § 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to each Master Fund’s tax items; (B) the power to extend the statute of limitations for all Shareholders with respect to each Master Fund’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of any Master Fund; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in any Master Fund, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Shareholder of a Master Fund in this Section 1.6(b) is hereby approved by each Shareholder of such Master Fund as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, each Master Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Master Fund Shares.

SECTION 1.7 General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Master Fund, to the extent not paid out of the assets of each Master Fund, to the same extent the Managing Owner would be so liable as if each Master Fund were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares of each Master Fund. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Master Trust or any Master Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Master Trust or any Master Fund is a party, shall look only to the appropriate Master Fund Trust Estate for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Master Trust or any Master Fund.

SECTION 1.8 Legal Title. Legal title to all of the Trust Estate of each Master Fund shall be vested in the Master Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Shareholder) as nominee.

SECTION 1.9 Series Trust. The Shares of the Master Trust shall be divided into series, each a Master Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX and X of this Trust Agreement shall apply also with respect to each such Master Fund as if each such Master Fund were a separate statutory trust under the Delaware Trust Statute, and each reference to the term “Master Trust” in such Articles shall be deemed to be a reference to each Master Fund separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Master Trust”, “Master Fund” or “series” in this Agreement shall in no event alter the intent of the parties hereto that the Master Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

SECTION 1.10 Commencement of Business. The commencement of the Master Trust’s business shall commence at such time as the Managing Owner shall determine.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Master Trust. The Master Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Master Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Master Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Master Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Master Trust or any Master Fund. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Master Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Master Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Master Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Master Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4 Indemnification. The Managing Owner agrees (and any additional Managing Owner admitted pursuant to Section 4.2(g) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Wilmington Trust Company (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Master Trust, the execution, delivery and performance of any other agreements to which the Master Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Master Fund Trust Estate.

SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Master Trust or any Master Fund is a party shall look only to the appropriate Master Fund Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Master Trust or any Master Fund is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee as defined in Section 13.2 hereof;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any commodity broker;

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Master Trust or any Master Fund arising under this Trust Agreement or any other agreements to which the Master Trust or any Master Fund is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Master Trust or any Master Fund is a party, at the request, order or direction of the Managing Owner or any Shareholders unless the Managing Owner or such Shareholders have offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Master Trust, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Master Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7 Reliance; Advice of Counsel. (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Master Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Master Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of any Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Trust Estate.

ARTICLE III

SHARES; CREATION BASKETS

SECTION 3.1 General. (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Shares in one or more series, or Master Funds, from time to time as it deems necessary or desirable. Each Master Fund shall be separate from all other Master Funds created as series of the Master Trust in respect of the assets and liabilities allocated to that Master Fund and shall represent a separate investment portfolio of the Master Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Shares of the separate Master Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Master Funds shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Limited Owner approval, divide or subdivide Shares of any Master Fund into two or more classes or sub-classes, Shares of each such class or sub-class having such preferences and special or relative rights and privileges as the Managing Owner may determine as provided in Section 3.3. The fact that a Master Fund shall have been initially established and designated without any specific establishment or designation of classes or sub-classes, shall not limit the authority of the Managing Owner to divide a Master Fund and establish and designate separate classes or sub-classes thereof.

(c) The number of Master Fund Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Shares of any Master Fund or class thereof into a greater or lesser number without thereby changing the proportionate beneficial interests in the Master Fund or class thereof. The Managing Owner may issue Shares of any Master Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owners thereof. All Shares when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Master Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Shares, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Shares of any series or class thereof reacquired by the Master Trust. Unless otherwise determined by the Managing Owner, treasury Shares shall not be deemed cancelled. The Shares of each Master Fund shall initially be divided into two classes: General Shares and Limited Shares.

(d) The Managing Owner and/or its Affiliates will make and maintain a permanent investment in each Master Fund of $25,000.

(e) No certificates or other evidence of beneficial ownership of the Shares will be issued.

(f) Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Establishment of Series, or Master Funds, of the Trust. (a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further series, the Managing Owner hereby establishes and designates two initial series, or Master Funds, as follows:

DB US Dollar Index Bullish Master Fund; and

DB US Dollar Index Bearish Master Fund.

The provisions of this Article III shall be applicable to the above-designated Master Funds and any further Master Fund that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any Master Fund created after the initial formation of the Master Trust in the written instrument creating such Master Fund.

(b) The establishment and designation of any series of Shares other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Managing Owner may by an instrument executed by it abolish that series and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Trust Agreement.

SECTION 3.3 Establishment of Classes and Sub-Classes. The division of any series into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of any series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Shares outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Trust Agreement.

SECTION 3.4 Offer of Limited Shares; Procedures for Creation and Issuance of Creation Baskets. (a) General. The following procedures, as supplemented by the more detailed procedures agreed from time to time between the Managing Owner and the Limited Owner of each Master Fund, will govern the Master Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by any Master Fund is unlimited.

(i) On any Business Day, a Limited Owner may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets for the applicable Master Fund (such request by a Limited Owner, a “Purchase Order Subscription Agreement”). Purchase Order Subscription Agreements must be received by the Managing Owner from the Limited Owner of a Master Fund no later than the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from the Limited Owner of a Master Fund.

(ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.4(c).

(iii) After accepting a Purchase Order Subscription Agreement from the Limited Owner of a Master Fund, the Managing Owner will issue and deliver Creation Baskets for the applicable Master Fund to fill such Limited Owner’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the applicable Transaction Fee, and (B) for the account of the applicable Master Fund the Creation Basket Capital Contribution for the Master Fund due from the Limited Owner in respect of such Purchase Order Subscription Agreement for the Master Fund.

(b) Issuance of Creation Basket. Upon issuing a Creation Basket for any Master Fund pursuant to a Purchase Order Subscription Agreement, the Managing Owner will issue the Creation Basket to the Limited Owner of such Master Fund.

(c) Rejection. For each Master Fund, the Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Master Trust, any Master Fund or to a Limited Owner; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

SECTION 3.5 Assets of Master Funds. All consideration received by the Master Trust for the issue or sale of Creation Baskets of a particular Master Fund together with all of the applicable Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Master Fund for all purposes, subject only to the rights of creditors of such Master Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Master Trust. Separate and distinct records shall be maintained for each Master Fund and the assets associated with a Master Fund shall be held and accounted for separately from the other assets of the Master Trust, or any other Master Fund. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Master Fund, the Managing Owner shall allocate them among any one or more of the Master Funds established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Shareholders for all purposes.

SECTION 3.6 Distributions. Distributions on Shares may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of each Master Fund. All distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution.

SECTION 3.7 Liabilities of Master Funds. (a) The Trust Estate belonging to each particular Master Fund shall be charged with the liabilities of the Master Trust in respect of that series and only that series; and all expenses, costs, charges, indemnities and reserves attributable to that Master Fund, and any general liabilities, expenses, costs, charges, indemnities or reserves of the Master Trust which are not readily identifiable as belonging to any particular Master Fund, shall be allocated and charged by the Managing Owner to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Shareholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular series shall include a recitation limiting the obligation or claim represented thereby to that series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only and against the Managing Owner, and not against the assets of the Master Trust generally or of any other series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Master Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Master Trust and each Master Fund. Every Share, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular series shall include a recitation limiting the obligation on Shares represented thereby to that series and its assets.

(i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all series, any combination of series or one particular series and their respective assets (the “Applicable Series”) and the assets of the Master Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Master Trust and any series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

(ii) the Managing Owner and the Trustee will not take, demand or receive from any Master Fund or the Master Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other series, the Master Trust generally, or any of their respective assets;

(iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Master Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Master Trust or any series (other than the Applicable Series), as the case may be;

(v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Master Fund or the Master Trust (or their respective assets), other than the

Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Master Fund or the Master Trust that paid such amounts for distribution by the Master Fund or the Master Trust in accordance with the terms hereof; and

(vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(c) Any agreement entered into by the Master Trust, any Master Fund, or the Managing Owner, on behalf of the Master Trust generally or any Master Fund, including, without limitation, the Purchase Order Subscription Agreement entered into with each Limited Owner, will include language substantially similar to the language set forth in Section 3.7(b).

SECTION 3.8 Dividends and Distributions. (a) Dividends and distributions on Shares of a particular series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders in that series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that series, or in the case of a class, belonging to that series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares in a particular series or class thereof shall be distributed pro rata to the Shareholders in that series or class in proportion to the total outstanding Shares in that series or class held by such Shareholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any series or class. Such dividends and distributions may be made in cash or Shares of that series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.

(b) The Shares in a series or a class of the Master Trust shall represent units of beneficial interest in the Trust Estate belonging to such series or in the case of a class, belonging to such series and allocable to such class. Each Shareholder in a series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such series or such class. Upon reduction or withdrawal of its Shares or indemnification for liabilities incurred by reason of being or having been a holder of Shares in a series or a class, such Shareholder shall be paid solely out of the funds and property of such series or in the case of a class, the funds and property of such series and allocable to such class of the Master Trust. Upon liquidation or termination of a series of the Master Trust, Shareholders in such series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such series or in the case of a class, belonging to such series and allocable to such class.

SECTION 3.9 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders of a Master Fund, each Shareholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value Per Share of a

Master Fund multiplied by the number of Shares, or fraction thereof, standing in its name on the books of the Master Trust or such Master Fund. As to any matter which affects the Shares of more than one Master Fund, the Shareholders of each affected Master Fund shall be entitled to vote, and each such Master Fund shall vote as a separate class.

SECTION 3.10 Equality. Except as provided herein or in the instrument designating and establishing any class or series, all Shares of each particular series shall represent an equal proportionate beneficial interest in the assets belonging to that series subject to the liabilities belonging to that series, and each Share of any particular series or class shall be equal to each other Share of that series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Shares of the same series or class. The Managing Owner may from time to time divide or combine the Shares of any particular series or class into a greater or lesser number of Shares of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to that series or in any way affecting the rights of Shareholders of any other series or class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1 Management of the Master Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Master Trust shall be managed by the Managing Owner and the conduct of the Master Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Master Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Master Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Master Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Master Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Master Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Master Trust are no less favorable to the Master Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Master Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Master Trust.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Master Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Master Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Master Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Shareholders and expenses of each Master Fund;

(f) To make any elections on behalf of the Master Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Master Trust; and

(g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Shares of all Master Funds (not including Shares owned by the Managing Owner) is not obtained.

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Master Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Master Trust for the benefit of the Master Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Master Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Master Trust;

(d) Employ attorneys to represent the Master Trust;

(e) Select the Master Trust’s or any Master Fund’s Trustee, Administrator, and Clearing Brokers;

(f) Use its best efforts to maintain the status of the Master Trust as a “statutory trust” for state law purposes, and each Master Fund as a “partnership” for U.S. federal income tax purposes;

(g) Monitor the brokerage fees charged to the Master Trust, and the services rendered by futures commission merchants to the Master Trust, to determine whether the fees paid by, and the services rendered to, the Master Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Master Trust. No material change related to brokerage fees shall be made except upon 60 Business Days’ prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners’ redemption rights as set forth in Section 7.1 hereof;

(h) Have fiduciary responsibility for the safekeeping and use of each Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Master Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Master Trust and in resolving conflicts of interest;

(i) Refuse to recognize any attempted transfer or assignment of a Share that is not made in accordance with the provisions of Article V;

(j) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Shares owned by, each Shareholder and the other Master Trust documents described in Section 9.5 at the Master Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Trust. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Trust, including without limitation, matters relating to a Shareholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten Business Days’ prior written notice for any inspection and copying permitted pursuant to this Section 4.3(j) by the Limited Owner or his authorized attorney or agent; and

(k) Perform such other services as the Managing Owner believes that the Master Trust may from time to time require.

SECTION 4.4 General Prohibitions. The Master Trust shall not:

(a) Borrow money from or loan money to any Shareholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Currencies positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Master Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient Currencies positions of the Master Trust so as to restore the Master Trust’s account to proper margin status in the event that the Master Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d) Engage in Pyramiding of its Currencies positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Currencies positions;

(e) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(f) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(g) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Shares) which has a term of more than one year and which does not provide that it may be canceled by the Master Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(h) Permit churning of its Currency trading account(s) for the purpose of generating excess brokerage commissions;

(i) Enter into any exclusive brokerage contract;

(j) Operate the Master Trust in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in Section 3804 of the Delaware Trust Statute; or

(k) Cause the Master Trust or any Master Fund to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Master Trust or to any Shareholder or other Covered Person for any loss suffered by the Master Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Master Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Master Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6 Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Master Trust, the Shareholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Master Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Master Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners’ holding Shares equal to at least a majority (over 50%) of the Net Asset Value of a Master Fund (excluding Shares held by the Managing Owner and its Affiliates) affected by the change pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Master Trust or any Shareholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Master Trust, any Shareholder or any other Person,

the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Master Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Master Trust, it shall have no duty to communicate or offer such opportunity to the Master Trust, and the Managing Owner shall not be liable to the Master Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Master Trust. Neither the Master Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Master Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Master Trust, the Shareholders or any Affiliate of the Master Trust or the Shareholders.

SECTION 4.7 Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Master Trust (or, in furtherance of Section 3.7, any Master Fund separately to the extent the matter in question relates to a single Master Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Trust and has determined, in good faith, that such course of conduct was in the best interests of the Master Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.

(b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Master Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Master Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Master Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Master Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Master Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Master Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(f) In the event the Master Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Master Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Master Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount pursuant to this Section shall be subject to Section 3.7(a) with respect to the allocation of liabilities and other amounts, as appropriate, among the Master Funds.

SECTION 4.8 Expenses and Limitations Thereon.

(a) Organization and Offering Expenses.

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Master Trust and sale of Shares.

(ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the commencement of such Master Fund’s trading operations.

(iii) [Reserved.]

(iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Master Trust and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Master Trust or the offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus prior to the commencement of the Master Trust’s operations, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith. However, such Organizations and Offering Expenses shall exclude any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) Routine Operational, Administrative and Other Ordinary and Extraordinary Expenses. All ongoing charges, costs and expenses of the Master Trust’s operation, including, but not limited to, the routine expenses associated with (i) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities; (ii) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (iii) Master Fund meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Baskets; (v) routine services of the Trustee, legal counsel and independent accountants; (vi) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vii) postage and insurance; (viii) client relations and services; (ix) computer equipment and system maintenance; and (x) required payments to any other service providers of the Master Trust pursuant to any applicable contract shall be billed to and/or paid by the Managing Owner. The Management Fee and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the applicable Master Fund.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Master Trust for which payment the Master Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Master Trust in its capacity as the managing owner of the Master Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) All general expenses of the Master Trust will be allocated among the Master Funds as determined by the Managing Owner in its sole and absolute discretion.

SECTION 4.9 Compensation to the Managing Owner. Each Master Fund shall pay to the Managing Owner, out of such Master Fund’s Trust Estate, in arrears, a monthly management fee in an amount equal to 0.0417% (0.50% per annum) (each individually and collectively, the “Management Fee”) of each such Master Fund’s Net Asset Value as of the end of such month. The Managing Owner shall, in its capacity as a Shareholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

SECTION 4.10 Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Master Trust, shall not be deemed wrongful or improper.

SECTION 4.11 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Master Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, the Limited Owners holding Shares equal to at least a majority (over 50%) of the Master Fund aggregate Net Asset Value (excluding Shares held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Master Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Share at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12 Authorization of Registration Statements. Each Limited Owner hereby agrees that the Master Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Master Trust without any further act, approval or vote of the Limited Owners, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Master Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Master Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF SHARES

SECTION 5.1 Transfer of Managing Owner’s General Shares. (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Shares shall be purchased by the Master Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Master Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a Trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Shares, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Shares to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Shares, the Managing Owner shall not cease to be a Managing Owner of the Master Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Master Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Master Trust, has been admitted to the Master Trust.

SECTION 5.2 Transfer of Limited Shares. (a) The Managing Owner reserves the right to permit or deny, in its sole discretion, any written requests from the Limited Owners with respect to transferring Limited Shares. Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners pursuant to this Article V only upon the Managing Owner’s prior written consent.

(i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.2(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Master Trust as a Limited Owner by making an entry on the books and records of the Master Trust reflecting that such permitted assignees have been admitted as a Limited Owner, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Master Trust.

(ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Shares with the consent of the Managing Owner, as provided below in Section 5.2(d) but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Master Trust’s transactions or to inspect the Master Trust’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.2(d) below to the extent of the Limited Shares assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of the Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Shares.

(b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Shares shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.2(d)(i).

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Master Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Purchase Order Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Master Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Master Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

(c) Any Person admitted as a Shareholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) (i) Subject to the provisions of Section 5.2(e) below and to the provisions of this Section generally, a Limited Owner, subject to the Managing Owner’s consent, may have the right to assign all or any of his Limited Shares to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Master Trust and recorded on the books thereof. An assignee of a Limited Share (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner may withhold in its sole discretion. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Share shall be entitled to receive distributions attributable to the Share acquired by reason of such assignment from and after the effective date of the assignment of such Share to him. The “effective date” of an assignment of a Limited Share shall be determined by the Managing Owner in its sole discretion.

(iii) Anything herein to the contrary notwithstanding, the Master Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Share as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Master Trust.

(iv) No assignment or transfer of a Share may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Share transferred shall be deemed sold by the transferor to the Master Trust immediately prior to such transfer in the same manner as provided in Section 5.2(e)(ii).

(e) The Managing Owner, in its sole discretion, may cause a Master Fund to make, refrain from making, or once having made, to revoke, the election referred to in section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(f) The Managing Owner, in its sole discretion, may cause a Master Fund to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) Each Limited Owner hereby agrees to indemnify and hold harmless the Master Trust and each Shareholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.2.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

SECTION 6.1 Capital Accounts. The Master Trust shall maintain for each Shareholder with respect to each Master Fund (which includes beneficial owners of Master Fund interests where information regarding the identity of such owner has been furnished to the Master Trust in accordance with section 6031(c) or the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Master Fund interest a separate Capital Account with respect to such Master Fund interest in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Shareholder’s book capital account shall be the amount of his initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the respective Master Fund interest and all items of income and gain with respect to each Master Fund computed and allocated to the Master Fund Shares in accordance with this Agreement and (ii) decreased by the amount of cash distributions made with respect to such Master Fund interest and all items of deduction and loss with respect to each Master Fund computed and allocated in accordance with this Agreement.

(a) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Shares with respect to a Master Fund for cash, the Capital Accounts of all Shareholders with respect to such Master Fund shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to its Shareholders at such time pursuant to Section 6.3.

(b) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Shareholder’s Shares, the capital accounts of all Shareholders with respect to a Master Fund shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Master Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Shareholders at such time pursuant to Section 6.3.

SECTION 6.2 Monthly Closing of Books. Within 45 days after the end of each calendar month or such shorter period as required for the final closing of the books for the taxable year, the Master Trust shall conduct an interim closing of the books of each Master Fund as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Master Trust shall determine the amount of Profit and Loss of each Master Fund attributable to that calendar month. Master Fund Profits and Losses shall be determined in accordance with the accounting methods followed by the Master Trust for federal income tax purposes.

SECTION 6.3 Monthly Allocations. All allocations to Shareholders of items included within the Master Fund’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as shareholders as of the close of the last trading day of the preceding month, as follows:

(a) For purposes of maintaining each Master Fund’s Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Shareholders in accordance with their respective Percentage Interests.

(b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3(a) which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Shareholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Shareholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Shareholders. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Shareholders in accordance with their Percentage Interests as quickly as possible.

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(ii)(d)(4), (5) or (6), items of Master Fund income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(d) Notwithstanding any other provision of this Agreement, upon or prior to the issuance of additional Shares, the Managing Owner shall have the sole and complete discretion, without the approval of any other Shareholder, to amend any provision of this Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Shares.

SECTION 6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Master Fund asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, a Master Fund is authorized (but not required) to adopt a convention whereby the price paid by a transferee of Shares will be deemed to be the lowest quoted closing price of the Shares of the particular Master Fund on the American Stock

Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2 without regard to the actual price paid by the transferee.

SECTION 6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.

(a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of each Master Fund shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Shareholders of each Master Fund as follows:

(i) Items attributable to an Adjusted Property will be allocated among the Shareholders of each Master Fund in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Section 6.3(a) and (b).

(ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Shareholders of a Master Fund pursuant to Section 6.3(b) shall be allocated to such other Shareholders in the same manner and to the same extent provided in this Section 6.5(b).

(iv) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

(c) The tax allocations prescribed by this Section 6.5 shall be made to each holder of a Share whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.5, tax allocations shall be made to the Managing Owner’s Shares on a Share-equivalent basis.

(d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Shareholder’s book capital account and his tax capital account, consistent with the principles set forth in sections 704(b) and (c)(2) of the Code.

(e) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders in such Master Fund (subject to the same limitation).

SECTION 6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by a Master Fund for federal income tax purposes and allocated to Shareholders in such Master Fund in accordance with the provisions of this Agreement shall be determined without regard to any election under section 754 of the Code which may be made by such Master Fund; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 or 743 of the Code.

SECTION 6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Shares; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all of the Shareholders of such Master Fund as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.

SECTION 6.8 Admissions of Shareholders; Transfers. For purposes of this Article VI, items of each Master Fund’s income, gain, loss, deduction and credit attributable to a transferred Share shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to such Shareholders who own the Shares as of the close of the American Stock Exchange on the last day of the month in which the transfer is recognized by the Master Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Master Trust shall be allocated to the Shareholders who own Shares on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 6.9 Liability for State and Local and Other Taxes. In the event that the Master Trust or any Master Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Master Trust or such Master Fund shall be obligated to pay such taxes to such jurisdiction. In the event that the Master Trust or any Master Fund shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Shareholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Master Trust or such Master Fund to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Master Trust or such Master Fund, any taxes so required to be withheld and paid over by the Master Trust or such Master Fund within ten (10) days after the Managing Owner’s request therefor. Such Shareholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Shares of the foreign Shareholder as necessary to satisfy) interest on the amount of taxes paid over by the Master Trust or any Master Fund to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Master Trust to the Shareholder in respect of Shares so redeemed, or in respect of any other actual distribution by the Master Trust or any Master Fund to such Shareholder, shall be reduced by any obligations owed to the Master Trust or any Master Fund by the Shareholder, including, without limitation, the amount of any taxes required to be paid over by the Master Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Master Trust or any Master Fund from any actual distribution or redemption payment to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.

SECTION 6.10 Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

ARTICLE VII

REDEMPTIONS

SECTION 7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures agreed from time-to-time between the Managing Owner and the Limited Owners, will govern the Master Trust with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Shareholder may redeem one or more Redemption Baskets by delivering a request for redemption to the Managing Owner (such request a “Redemption Order”) in accordance with such procedures as the Managing Owner shall from time-to-time determine.

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, if any, the redemption distribution (“Redemption Distribution”) shall consist of an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of a Master Fund

as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Currencies are traded, whichever is later, on the Redemption Order Date.

(d) By noon New York time on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution by means of such procedures as the Managing Owner shall determine from time-to-time. If by such Redemption Settlement Time, the Managing Owner has not received from a redeeming Shareholder all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Shareholder and (ii) keep the Shareholder’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Managing Owner’s account by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time, the Managing Owner has not received from the redeeming Shareholder all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Master Trust’s account if the Shareholder has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange or any other applicable exchange is closed other than customary weekend and holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Master Fund’s assets is not reasonably practicable, or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Limited Owners. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled.

SECTION 7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1 No Management or Control; Limited Liability. The Limited Owners shall not participate in the management or control of the Master Trust’s business nor shall they transact any business for the Master Trust or a Master Fund or have the power to sign for or bind the Master Trust or a Master Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Master Trust or a Master Fund in excess of his Capital Contribution plus its share of any Master Fund Trust Estate in which such Limited Owners own a Share and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Share owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in its capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owners shall have the right to obtain from the Managing Owner information of all things affecting the Master Funds, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of a Master Fund, including, without limitation, such reports as are set forth in Article IX. The foregoing rights are in addition to, and do not limit, other remedies available to the Limited Owner under U.S. federal or state law.

(b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, the Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Master Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to series or class differences, no Limited Owner shall have priority over any other either as to return of capital or as to profits, losses or distributions. The Limited Owners shall not have any right to bring an action for partition against the Master Trust.

(d) Limited Owners holding Shares representing at least a majority in Net Asset Value of each affected Master Fund, voting separately as a class, may (i) continue the Master Trust as provided in Section 13.1(b), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in investment policies, as set forth in the Prospectus, (v) approve the termination of any agreement entered into between the Master Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Master Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v) in each instance on 60 days’ prior written notice. Shares held by the Managing Owner and its Affiliates shall be excluded in determining the above voting percentage.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Master Trust or a Master Fund.

SECTION 8.3 Limitation on Liability.

(a) Except as provided in Sections 4.7(f), 5.2(g) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Master Trust in excess of his Capital Contribution and his share of the applicable Master Fund Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Master Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Master Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Master Fund Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of Shares as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Master Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Master Trust, and no resort shall be had to the Limited Owner’s personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Master Trust to the extent set forth in Section 3.5 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1 Books of Account. Proper books of account for the Master Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Master Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Master Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Master Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Master Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Master Fund and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4 Calculation of Net Asset Value. Net Asset Value of a Master Fund shall be calculated at such times as the Managing Owner shall determine from time to time.

SECTION 9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders of each Master Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of each Master Fund’s (and, if applicable, the Master Trust’s) U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Participant Agreements and any financial statements of the Master Trust. The Managing Owner may keep and maintain the books and records of the Master Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to the Limited Owner; however, such certificates shall be maintained at the principal office of the Master Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

SECTION 9.7 Registration of Shares. The Managing Owner shall keep, at the Master Trust’s principal place of business, a Share Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Shares and of transfers of Shares. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Share shall be registered in the Share Register as the Shareholder of such Share for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1 Fiscal Year. The Master Trust initially will adopt the calendar year as its taxable year (“Fiscal Year”). The first Fiscal Year of the Master Trust shall commence on the date of filing of the Certificate of Trust. If, after commencement of operations, applicable tax rules require a Master Fund to adopt a taxable year other than the calendar year, Fiscal Year for such Master Fund shall mean such other taxable year as required by Code section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Master Trust or a Master Fund shall terminate shall end on the date of such termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1 Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by the Limited Owners holding Shares equal to at least 10% of the Net Asset Value of each Master Fund, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by Limited Owners holding Shares equal to at least ten percent (10%) of Net Asset Value of each affected series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owner. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Shares equal to at least a majority (over 50%) of the Net Asset Value of a Master Fund (excluding Shares held by the Managing Owner and its Affiliates) or, if the proposed amendment affects only certain series, of each affected series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owner as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Shares than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Shareholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of each Master Fund as a partnership for U.S. federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Master Trust pursuant to Section 13.1(f) below and (iv) any material changes in a Master Fund’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of the Limited Owners holding Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Shareholders if the Master Trust is advised at any time by the Master Trust’s accountants or legal counsel that any of the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Master Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Master Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Master Trust is a party and does not conflict with or violate any other agreement to which the Master Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

(g) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2 Meetings of the Master Trust. Meetings of the Shareholders of the Master Trust or any Master Fund thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Shares equal to at least 10% of the Net Asset Value of the Master Trust or any Master Fund. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Shareholders of the applicable Master Funds of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Master Trust. Shareholders may vote in person or by proxy at any such meeting.

SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Master Trust or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Master Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Master Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Master Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1 Term. The term for which the Master Trust and each Master Fund is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1 Events Requiring Dissolution of the Master Trust or any Master Fund. The Master Trust or, as the case may be, any Master Fund shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Master Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Master Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Master Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Master Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Shares representing at least a majority (over 50%) of the Net Asset Value of each Master Fund (not including Shares held by the Managing Owner and its Affiliates) may elect to continue the business of the Master Trust by forming a new statutory trust (the “Reconstituted Master Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Master Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted

Master Trust. If such an election is made, all Limited Owners of the Master Fund shall be bound thereby and continue as Limited Owners of the Reconstituted Master Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Master Trust or any Master Fund thereof, as the case may be.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Master Trust or, as the case may be, any Master Fund, becomes insolvent or bankrupt.

(e) The Limited Owners holding Shares representing at least a majority (over 50%) of the Net Asset Value (which excludes the Shares of the Managing Owner) vote to dissolve the Master Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Managing Owner that a Master Fund’s aggregate net assets in relation to the operating expenses of such Master Fund make it unreasonable or imprudent to continue the business of such Master Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Master Trust because the aggregate Net Asset Value of the Master Trust or any such Master Fund as of the close of business on any Business Day declines below $10 million.

(g) The Master Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Master Trust) shall not result in the termination of the Master Trust or any Master Fund thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Shares except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Master Trust and any right to an audit or examination of the books of the Master Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Master Trust.

SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Master Trust or any Master Fund, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the applicable Master Fund Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Master Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Master Trust or Master Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Master Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Shareholder to the Master Trust, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders pursuant to Article VI. After the distribution of all remaining assets of the Master Trust, the Managing Owner will contribute to the Master Trust an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the total Capital Contributions of the Limited Owners. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Master Trust to its creditors, and the balance, if any, shall be distributed to those Shareholders in the Master Trust whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Master Funds, the Master Trust shall terminate and the Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Master Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Participant Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Master Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Master Trust as a business trust in the jurisdictions in which the Master Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Master Trust or the Shareholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Master Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Master Trust, the admission of the signers of the Power of Attorney as Limited Owners or of others as additional or substituted Limited Owners, or the termination of the Master Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Shares; except that where the assignee thereof has been approved by the Managing Owner for admission to the Master Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of the Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Master Trust, the Trustee, the Managing Owner, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Master Trust. The Master Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Master Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Master Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Master Trust may not exercise such power or privilege or take such actions.

SECTION 15.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Master Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Master Trust and the Managing Owner may rely upon the Master Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Master Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owner and assignees shall be bound by such determination.

SECTION 15.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Master Trust or any Master Fund Trust Estate.

SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Master Trust or any Master Fund, which shall belong exclusively to DB Commodity Services LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

DB Commodity Services LLC, as Managing Owner

By:
Name: Kevin Rich
Title: Director and Chief Executive Officer

By:
Name: Gregory S. Collett
Title: Chief Operating Officer

All Limited Owners now and hereafter admitted as Limited Owners of the Master Trust and reflected in the books and records of the Master Trust as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

POWERSHARES DB US DOLLAR INDEX TRUST,
for the Limited Owners

By:	DB Commodity Services LLC, as attorney-in-fact

DB Commodity Services LLC, as Managing Owner

By:
Name: Kevin Rich
Title: Director and Chief Executive Officer

By:
Name: Gregory S. Collett
Title: Chief Operating Officer

EXHIBIT A

CERTIFICATE OF TRUST

OF

DB US DOLLAR INDEX MASTER TRUST

THIS Certificate of Trust of DB US Dollar Index Master Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed hereby is DB US Dollar Index Master Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

3. Separate Series. Pursuant to Section 3806(b)(2) of the Act, the Trust will issue one or more series of beneficial interests having the rights and preferences specified in the governing instrument of the Trust, as it may be amended from time to time (each a “Series”).

4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804(a) of the Act, the liabilities of each Series shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of that particular Series only, and not against the assets of the Trust generally, or the assets of any other Series and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other Series shall be enforceable against the assets of the particular Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Master Trust

By:
Name:
Title:

A-1

Exhibit B

DESCRIPTION OF THE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURN

General

The Deutsche Bank US Dollar Index (USDX®) Futures Index – Excess Return (the “Index”) is designed to reflect the changes in market value over time, whether positive or negative, from investing in the first to expire futures contracts1 (the “DX Contracts”) whose changes in market value over time, whether positive or negative, in turn, is tied to the U.S. Dollar Index® (the “USDX®”). DX Contracts are traded through the FINEX® currency markets of the New York Board of Trade® (the “NYBOT®”) under the symbol “DX.” The fair value of DX Contracts is based on foreign exchange future prices for the underlying Index Currencies (as defined below). The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

USDX® is a leading benchmark of the spot U.S. dollar and provides a general indication of the international value of the U.S. dollar by geometrically averaging the exchange rates between the U.S. dollar and the six major world currencies (each, “Index Currency”, collectively, “Index Currencies”) which comprise the USDX® — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

The following table reflects the index base weight (the “Index Base Weight”) of each Index Currency as of March 1973 with respect to USDX®:

Index Currency	Index Base Weight
Euro	0.576
Japanese Yen	0.136
British Pound	0.119
Canadian Dollar	0.091
Swedish Krona	0.042
Swiss Franc	0.036

Closing Level at Inception:	1.000

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

The Index reflects the changes, whether positive or negative, of the first to expire DX Contract relative to the value of the U.S. dollar as of December 31, 1986 (the “Base Date”).

[1]	The first to expire futures contracts are futures contracts that expire during the months of March, June, September and December.

The long Index (the “Long Index”) is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The short Index (“Short Index”) is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires in March, June, September and December.

The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprises the USDX®.

The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprises the USDX®.

The sponsor of the Index (the “Index Sponsor”) is Deutsche Bank AG London. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

The Index Sponsor calculates the Closing Level (as defined below) of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The Closing Levels of the Index have been calculated using historic exchange closing price data of the DX Contract since December 31, 1986.

For the purposes of this Description:

“Closing Level” means, in respect of an Index Business Day (as defined below), the closing level of the Index for such Index Business Day.

Index Calculation and Rules

Excess Return Index Calculation

The excess return calculation of the Index reflects the weighted return of the change in price of the underlying DX Contracts. The excess return Index is calculated as follows:

3-Month U.S. Treasury Bill Return Calculation

A 3-month U.S. Treasury bill return is used in the calculation of the Index on a total return basis. The return for the 3-month U.S. Treasury bill investment is calculated on a daily basis using:

Total Return Index Calculation

The calculation of the Index on a total return basis represents the return from investing in both DX Contracts and 3-month U.S. Treasury bills and is calculated as follows:

Timing of Rolls

The underlying DX Contracts of the Index are rolled quarterly on the Index Roll Day.

DX Contracts are rolled on the Wednesday prior to each IMM Date as follows:

•	The DX Contract that expires on the next IMM Date is sold.

•	A position in the DX Contract that expires on the IMM Date following the next IMM Date is purchased.

For the purposes of this Description:

“Index Roll Day” takes place on the Wednesday prior to the applicable IMM Date.

“IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

Index Rolling for the Long Index

On the Index Roll Day, the position in the old DX Contract is sold. The position in the new DX Contract is simply zero:

The notional value of the new DX Contract is expressed as:

Index Rolling for the Short Index

On the Index Rolling Day, the position in the old DX Contract is sold. The position in the new DX Contract is simply zero:

The new DX Contracts are sold to create a short position. The notional value of the new DX Contracts is expressed as:

Initial Index Notional Value

On the Base Date, the initial long positions on the DX Contract in the Long Index was expressed as:

On the Base Date, the initial short positions on the DX Contract in the Short Index was expressed as:

Where:

i	= old DX Contract
j	= new DX Contract
t	= Index calculation date
Fp(t,i)	= future price of old i on day t
Fp(t,j)	= future price of new j on day t
y(t)	= T-bill yield on day t
Rt(t)	= T-bill return on t
ILer(t)	= Excess Return Index level on day t
ILtr(t)	= Total Return Index level on day t
d(t,t-1)	= Number of calendar days between day t and Index calculation day t-1 excluding day t
N(t,i)	= Notional holding of i on Index calculation day t
N(t,j)	= Notional holding of j on Index calculation day t

Index Disruption Event

If an Index Disruption Event in relation to (A) any DX Contract or (B) any underlying Index Currency or an Exchange Instrument on such underlying Index Currency continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either with respect to (A), review the price of an instrument, if available, that is substantially similar to the DX Contract, or with respect to (B), obtain all the Closing Prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currenc(y)(ies) either (i) calculate the relevant Closing Price by reference to the Closing Price of the Exchange Instrument on such Index Currency on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a)	an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in U.S. Dollars; or

(b)	if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the Index would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in a currency other than U.S. Dollars;

in each case to replace the Exchange Instrument relating to the relevant Index Currency, all as determined by the Index Sponsor.

In the case of (a) above, if an Index Disruption Event in relation to the relevant Exchange Instrument on an Index Currency continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (b) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in (b) above, the Index Sponsor will make such adjustments to the methodology and calculation of the Index as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with the section “Publication of Closing Levels and Adjustments” below.

For the purposes of this Description:

“Valid Date” means, in respect of an Index Currency, a day which is an Exchange Business Day in respect of such Index Currency and a day on which an Index Disruption Event in respect of such Index Currency or a related Exchange Instrument on such Index Currency does not occur.

“Exchange Business Day” means, in respect of a futures contract on an Index Currency, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Currency on the Relevant Exchange.

“Closing Price” means, in respect of an Index Business Day, the closing price on the Relevant Exchange of the relevant Exchange Instrument, as published by the Relevant Exchange for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on the Relevant Exchange of the relevant Exchange Instrument published by the Relevant Exchange for the immediately preceding Valid Date, subject as provided in the sections “Index Disruption Event” and “Force Majeure.”

“Exchange Instrument” means, in respect of each Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on the Relevant Exchange.

“Exchange Traded Instrument” means, in respect of an Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on an exchange.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“Index Disruption Event” means, in respect of an Index Currency or a Exchange Instrument on such underlying Index Currency, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Exchange Instrument on such Index Currency on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Instrument on such Index Currency for the relevant Index Business Day would, in the ordinary course, be published or announced by the Relevant Exchange).

“Relevant Exchange” is the exchange on which an Index Currency is traded.

Force Majeure

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of this Description of the Index as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Index, until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Index.

For the purposes of this Description:

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, USDX®, DX Contracts, any Index Currency or any Exchange Instrument.

Change in the Methodology of the Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently intends to employ the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index, USDX®, DX Contracts, any Index Currency or any Exchange Instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with Publication of Closing Levels and Adjustments below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor will poll Reuters every 15 seconds to determine the real time price of the DX Contract. The Index Sponsor will then apply a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the Closing Level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Funds every 15 seconds throughout the trading day.

The Index Sponsor will publish the Closing Level of the Index daily. Additionally, the Index Sponsor will publish the intra-day Index level once every fifteen seconds throughout each trading day.

All of the foregoing information will be published as follows:

The intra-day level of the Index (symbol: Long Index: USDUPX; Short Index: USDDNX) (quoted in USD) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index Closing Level (symbol: Long Index: USDUPX; Short Index: USDDNX) will be published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The Index Sponsor will publish any adjustments made to the Index on the Managing Owner’s website http://www.dbfunds.db.com, or any successor thereto.

All of the foregoing information with respect to the Index also will be published at http://index.db.com.

Historical Closing Levels

Set out below are the Closing Levels of both the Long Index and the Short Index based on historical data from December 31, 1986 to September 29, 2006. The data with respect to Various Statistical Measures and Annualized Index Levels are from December 31, 1986 to September 29, 2006. The data with respect to Correlation of Monthly Returns is from December 31, 1988 to September 29, 2006. The start date of December 31, 1988 was selected because underlying data with respect to DBLCI TR was not available prior to December 31, 1988.

The following Closing Levels Tables of both the Long Index and the Short Index reflect both the high and low Closing Levels, the annual Index changes and Index changes since inception of each Index since December 31, 1986.

Since inception of the Long Index and the Short Index in December 31, 1986, close prices of DX Contracts traded on the NYBOT were used for each Index calculation. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Index Sponsor has not independently verified the DX Contracts close prices obtained from Bloomberg and Reuters.

The first to expire DX Contracts (i.e., March, June, September and December) were used in the Index calculation.

The underlying DX Contracts of the Index are rolled quarterly on the Index Roll Day, which is the Wednesday prior to the applicable IMM Date. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

DX Contracts are rolled on the Wednesday prior to each IMM Date as follows:

•	The DX Contract that expires on the next IMM Date is sold.

•	A position in the DX Contract that expires on the IMM Date following the next IMM Date is purchased.

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the underlying DX Contracts plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Long Index and the Short Index.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Long Index and the Short Index, on an annual and cumulative basis, including certain comparisons of each Index to other currency indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of each Index during any particular period or market cycle may be volatile.

Index	Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
Long Index	(40.29)%, 12/86-12/04	(5.56)%, 12/91
Short Index	(36.82)%, 6/95-1/02	(8.77)%, 3/91

For example, the “Worst Peak-to-Valley Drawdown” of each Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

The “Worst Monthly Drawdown” of each Index occurred during the above-listed month and year.

•	Neither the fees charged by any Fund nor the execution costs associated with establishing futures positions in the DX Contracts are incorporated into the Closing Levels of each Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as a Fund, with an investment objective of tracking the corresponding Index.

•	The Indexes were established in August 2006, and are independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and DX Contracts selection is the same before and after August 2006, as described above. Accordingly, the Closing Levels of each Index, terms of each Index methodology and DX Contracts, reflect an element of hindsight at the time each Index was established. See “Risk Factors—(10) You May Not Rely on Past Performance in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE EACH FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE CORRESPONDING INDEX, BECAUSE EACH INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT EACH INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT EACH FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE CORRESPONDING INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006 WITH RESPECT TO EACH INDEX, AS APPLICABLE, EACH INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF EACH FUND’S EFFORTS TO TRACK ITS CORRESPONDING INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR EACH FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH EACH FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

CLOSING LEVELS TABLE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX — EXCESS RETURN (LONG INDEX)

	Closing Level		Annual Index Changes[3]	Index Changes Since Inception[4]
	High[1]	Low[2]
1986[5]	100.00	100.00	0.00	0.00
1987	100.58	80.31	-19.69%	-19.69%
1988	92.74	80.91	7.06%	-14.02%
1989	98.38	85.91	0.84%	-13.30%
1990	87.89	73.85	-13.34%	-24.86%
1991	85.99	72.11	-3.76%	-27.69%
1992	77.65	65.06	3.67%	-25.04%
1993	76.18	70.10	-0.51%	-25.42%
1994	74.65	64.27	-10.47%	-33.23%
1995	67.54	60.33	-5.30%	-36.77%
1996	66.56	63.18	4.32%	-34.04%
1997	76.53	66.13	14.46%	-24.50%
1998	78.10	70.33	-4.85%	-28.16%
1999	80.14	71.30	9.38%	-21.42%
2000	92.51	77.39	8.85%	-14.47%
2001	94.55	84.91	6.01%	-9.33%
2002	93.28	77.72	-14.28%	-22.28%
2003	78.64	65.14	-16.19%	-34.86%
2004	68.46	59.41	-8.33%	-40.29%
2005	68.31	60.01	13.14%	-32.44%
2006[6]	67.50	62.54	-4.52%	-35.50%

THE BULLISH FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX — EXCESS RETURN (LONG INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX — EXCESS RETURN (SHORT INDEX)

	Closing Level		Annual Index Changes[3]	Index Changes Since Inception[4]
	High[1]	Low[2]
1986[5]	100.00	100.00	0.00	0.00
1987	123.07	99.42	23.07%	23.07%
1988	122.24	105.99	-7.47%	13.88%
1989	113.97	98.33	-2.79%	10.70%
1990	128.74	109.22	14.37%	26.61%
1991	131.41	109.44	1.96%	29.10%
1992	141.41	120.25	-5.86%	21.54%
1993	129.24	119.46	0.09%	21.65%
1994	140.43	121.53	11.19%	35.26%
1995	148.76	133.74	4.64%	41.54%
1996	141.66	134.35	-4.21%	35.59%
1997	135.23	115.36	-13.47%	17.32%
1998	125.36	113.35	4.85%	23.01%
1999	123.92	109.83	-8.91%	12.05%
2000	113.78	94.09	-9.29%	1.64%
2001	102.32	91.91	-5.82%	-4.28%
2002	110.87	92.90	15.83%	10.87%
2003	130.21	109.65	17.44%	30.21%
2004	141.83	123.83	8.41%	41.16%
2005	140.46	122.29	-12.22%	23.91%
2006[6]	133.18	124.03	4.54%	29.53%

THE BEARISH FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX — EXCESS RETURN (SHORT INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 14.

All Statistics based on data from December 31, 1986 to September 29, 2006

Various Statistical Measures	DB USDX Long Future ER7,8	DB USDX Long Future TR8,9	USDX Spot Index[10]
Annualized Changes to Index Level[11]	-2.2%	2.4%	-0.9%
Average rolling 3 month volatility[12]	8.7%	8.7%	8.3%
Sharpe Ratio[13]	-0.78	-0.24	-0.66
% of months with positive change[14]	46%	53%	47%
Average monthly positive change[15]	2.0%	2.1%	2.0%
Average monthly negative change[16]	-2.0%	-1.9%	-1.9%

Annualized Index Levels[17]

	DB USDX Long Future ER7,8	DB USDX Long Future TR8,9	USDX Spot Index[10]
1 yr	-2.4%	2.2%	-3.8%
3 yr	-2.7%	0.0%	-2.6%
5 yr	-6.1%	-4.0%	-5.4%
7 yr	-2.3%	0.7%	-2.0%
10 yr	-0.2%	3.5%	-0.2%
15 yr	-1.3%	2.5%	-0.3%

Correlation of Monthly Returns (between December 31, 1988 to September 29, 2006)* ,22

	DB USDX Long Future TR7,8	S&P 500 TR18	JP Morgan US Treasury[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB USDX Long Future TR	1.00	0.05	-0.19	-0.08	0.01
S&P 500 TR		1.00	0.03	-0.08	0.05
JP Morgan US Treasury			1.00	-0.04	-0.08
DBLCI TR				1.00	-0.08
NAR Existing One Family Home Sales Median Price Index					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

*	“Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB USDX Long Future TR have been compared with the S&P 500 TR, the JP Morgan U.S. Treasury, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB USDX Long Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page14.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986 – SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Long Future-ER, DB USDX Long Future-TR and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on a an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 14.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986 – SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Long Future-ER and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on a an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 14.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.

2.	“Low” reflects the lowest closing level of the Index during the applicable year.

3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.	Closing levels as of inception on December 31, 1986.

6.	Closing levels as of September 29, 2006.

7.	“DB USDX Long Future ER” is the Deutsche Bank US Dollar Index (USDX®) Futures Index – Excess Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8.	In the current interest rate environment, the total return on an investment in a Fund is expected to outperform the DB USDX Long Future ER and underperform the DB USDX Long Future TR (as such term is defined in the following footnote). The only difference between the DB USDX Long Future ER and the DB USDX Long Future TR is that the DB USDX Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB USDX Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, of the DB USDX Long Future ER and the DB USDX Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. A Fund’s interest income from its holdings of fixed-income securities is expected to exceed such Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the DB USDX Long Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, a Fund’s total return is expected to outperform the DB USDX Long Future ER by the amount of the excess of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB USDX Long Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB USDX Long Future ER.

9.	“DB USDX Long Future TR” is the Deutsche Bank US Dollar Index (USDX®) Futures Index – Total Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10.	“USDX Spot Index” is the U.S. Dollar Index® which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the USDX Spot Index—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of the Board of Trade of the City of New York, Inc.

11.	“Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.51%.

14.	“% of months with positive change” during the period from inception to September 29, 2006.

15.	“Average monthly positive change” during the period from inception to September 29, 2006.

16.	“Average monthly negative change” during the period from inception to September 29, 2006.

17.	“Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18.	“S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price plus gross cash dividend return. Gross cash dividends are applied on the ex date of the dividend.

19.	“JP Morgan US Treasury” means the JP Morgan US Treasury Index which is a broad total return index of US Treasury securities. It is published on a daily basis by JP Morgan Indices.

20.	“DBLCI-TR” is the Deutsche Bank Liquid Commodity Index™—Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™ —Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21.	“NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales—single-family, condos and co-ops—rolled into monthly and annual totals.

22.	“Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of –1.0; –1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CLOSING LEVELS TABLE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURN (LONG INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.66	85.33	-14.67%	-14.67%
1988	102.65	86.02	14.80%	-2.04%
1989	116.74	97.97	9.54%	7.30%
1990	110.08	97.96	-6.41%	0.43%
1991	118.38	97.40	1.66%	2.09%
1992	110.58	94.16	7.37%	9.61%
1993	112.43	103.48	2.57%	12.43%
1994	112.56	100.16	-6.53%	5.08%
1995	106.73	96.63	0.14%	5.24%
1996	116.61	105.21	9.82%	15.57%
1997	139.28	115.91	20.51%	39.28%
1998	148.93	134.97	-0.11%	39.13%
1999	160.01	138.16	14.67%	59.54%
2000	198.12	157.20	15.48%	84.23%
2001	208.23	183.08	9.78%	102.26%
2002	208.39	176.24	-12.86%	76.24%
2003	178.34	149.23	-15.33%	49.23%
2004	157.39	138.01	-7.05%	38.71%
2005	163.02	139.43	16.79%	62.00%
2006[6]	163.23	152.48	-1.07%	60.26%

THE BULLISH FUND AND THE BEARISH FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (LONG INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (SHORT INDEX)

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	130.76	99.50	30.76%	30.76%
1988	131.84	117.08	-0.78%	29.74%
1989	137.94	116.55	5.60%	37.00%
1990	170.77	135.31	23.51%	69.21%
1991	182.61	150.65	7.70%	82.25%
1992	204.64	170.95	-2.50%	77.69%
1993	192.01	175.28	3.19%	83.36%
1994	218.83	183.23	16.09%	112.86%
1995	240.62	210.69	10.66%	135.54%
1996	241.78	228.68	0.85%	137.55%
1997	236.99	208.43	-8.89%	116.42%
1998	240.56	212.61	10.07%	138.22%
1999	240.09	217.83	-4.51%	127.49%
2000	231.10	200.46	-3.77%	118.91%
2001	220.85	202.43	-2.46%	113.52%
2002	251.42	207.52	17.75%	151.42%
2003	298.30	248.66	18.65%	198.30%
2004	329.44	284.67	9.92%	227.89%
2005	327.76	291.85	-9.38%	197.12%
2006[6]	325.74	299.83	8.31%	221.81%

THE BULLISH FUND AND THE BEARISH FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK US DOLLAR INDEX (USDX®) FUTURES INDEX—TOTAL RETURN (SHORT INDEX) OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 21.

All Statistics based on data from December 31, 1986 to September 29, 2006
Various Statistical Measures		DB USDX Short Future ER7,8	DB USDX Short Future TR8,9	USDX Spot Index[10]
Annualized Changes to Index Level[11]		1.3%	6.1%	-0.9%
Average rolling 3 month volatility[12]		8.6%	8.6%	8.3%
Sharpe Ratio[13]		-0.34	0.21	-0.63
% of months with positive change[14]		54%	61%	47%
Average monthly positive change[15]		1.9%	2.1%	2.0%
Average monthly negative change[16]		-2.0%	-1.9%	-1.9%
Annualized Index Levels[17]		DB USDX Short Future ER7,8	DB USDX Short Future TR8,9	USDX Spot Index[10]
1 yr		2.2%	6.9%	-3.8%
3 yr		2.1%	5.0%	-2.6%
5 yr		5.7%	8.1%	-5.4%
7 yr		1.6%	4.8%	-2.0%
10 yr		-0.5%	3.2%	-0.2%
15 yr		0.6%	4.5%	-0.3%
Correlation of Monthly Returns (between December 31, 1988 to September 29, 2006)*,22
	DB USDX Short Future TR7,8	S&P 500 TR18	JP Morgan US Treasury[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB USDX Short Future TR	1.00	-0.04	0.21	0.09	-0.01
S&P 500 TR		1.00	0.03	-0.08	0.05
JP Morgan US Treasury			1.00	-0.04	-0.08
DBLCI TR				1.00	-0.08
NAR Existing One Family Home Sales Median Price Index					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB USDX Short Future TR have been compared with the S&P 500 TR, the JP Morgan U.S. Treasury, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB USDX Short Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 21.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986 – SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Short Future-ER, DB USDX Short Future-TR and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 21.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER, 1986 – SEPTEMBER, 2006)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB USDX Short Future-ER and USDX Spot Index are indices and do not reflect actual trading or any fees or expenses.

USDX Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 21.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of inception on December 31, 1986.

6. Closing levels as of September 29, 2006.

7. “DB USDX Long Future ER” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Excess Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. In the current interest rate environment, the total return on an investment in a Fund is expected to outperform the DB USDX Long Future ER and underperform the DB USDX Long Future TR (as such term is defined in the following footnote). The only difference between the DB USDX Long Future ER and the DB USDX Long Future TR is that the DB USDX Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB USDX Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, of the DB USDX Long Future ER and the DB USDX Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. A Fund’s interest income from its holdings of fixed-income securities is expected to exceed such Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the DB USDX Long Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, a Fund’s total return is expected to outperform the DB USDX Long Future ER by the amount of the excess of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB USDX Long Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB USDX Long Future ER.

9. “DB USDX Long Future TR” is the Deutsche Bank US Dollar Index (USDX®) Futures Index—Total Return with respect to the Long Index. The Deutsche Bank US Dollar Index (USDX®) Futures Index is calculated on both an excess return basis and total return. The DB USDX Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “USDX Spot Index” is the U.S. Dollar Index® which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the USDX Spot Index—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of the Board of Trade of the City of New York, Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability—often referred to as the “standard deviation”—of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.27%.

14. “% of months with positive change” during the period from inception to September 29, 2006.

15. “Average monthly positive change” during the period from inception to September 29, 2006.

16. “Average monthly negative change” during the period from inception to September 29, 2006.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price plus gross cash dividend return. Gross cash dividends are applied on the ex date of the dividend.

19. “JP Morgan US Treasury” means the JP Morgan US Treasury Index which is a broad total return index of US Treasury securities. It is published on a daily basis by JP Morgan Indices.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity Index™—Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index™—Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales—single-family, condos and co-ops—rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of –1.0; –1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.